Exhibit 99

FOR IMMEDIATE RELEASE

December 21, 2010

Cintas Corporation Announces Fiscal 2011 Second Quarter Results

CINCINNATI, December 21, 2010 — Cintas Corporation (Nasdaq:CTAS) today reported its results for the second quarter of its fiscal year 2011.  Revenue for the quarter, which ended November 30, 2010, was $936.6 million, representing a 5.9% increase compared to last year’s second quarter.  When adjusting for the impact of acquisitions, the organic revenue growth was 4.2%.

Net income and earnings per diluted share for the second quarter were $55.9 million and $0.38, respectively.  Last year’s net income and earnings per diluted share were $57.2 million and $0.37, respectively.  Last year’s second quarter results included a legal settlement, net of insurance proceeds, which reduced net income and earnings per diluted share by $2.5 million and $0.02, respectively.

Scott D. Farmer, Chief Executive Officer, stated, “I am pleased to report solid results for our second quarter.  Revenue in all four of our business segments grew over last year, and our organic growth rate improved from 2.8% in our first quarter to 4.2% in our second quarter.  Our sales force’s momentum continued to improve both in new business efforts and existing customer penetration.  In addition, our customer retention improved during the quarter.”

Mr. Farmer added, “Net income and earnings per diluted share were in line with our internal expectations.  We are pleased that our selling and administrative expenses as a percentage of revenue decreased sequentially despite one less workday from 31.8% in our first quarter to 30.8% in our second quarter.”

The Company’s balance sheet continues to be very strong.  Despite using $202 million of cash this fiscal year on our share buyback program, our cash and marketable securities were $285 million at November 30, 2010. Our total debt remained at $787 million and our total debt to total capitalization was 25%.

Mr. Farmer concluded, “Based on our second quarter results and our current outlook for the remainder of the year, we reiterate our fiscal 2011 revenue expectations to be in the range of $3.55 billion to $3.75 billion. We also continue to expect our fiscal 2011 earnings per diluted share to be in the range of $1.55 to $1.63.”

About Cintas

Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, promotional products, first aid, safety, fire protection products and services and document management services for approximately 800,000 businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized.  These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release.  Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy costs, lower sales volumes, loss of customers due to outsourcing trends, the performance and costs of integration of acquisitions, fluctuations in costs of materials and labor including increased medical costs, costs and possible effects of union organizing activities, failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002, disruptions caused by the unavailability of computer systems, the initiation or outcome of litigation, investigations or other proceedings, higher assumed sourcing or distribution costs of products, the disruption of operations from catastrophic or extraordinary events, changes in federal and state tax and labor laws, the reactions of competitors in terms of price and service and the finalization of our financial statements for the three and six months ended November 30, 2010.  Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2010 and in our reports on Forms 10-Q and 8-K.  The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:

William C. Gale, Sr. Vice President-Finance and Chief Financial Officer — 513-573-4211

J. Michael Hansen, Vice President and Treasurer

Cintas Corporation

Consolidated Condensed Statements of Income

(Unaudited)

(In thousands except per share data)

	Three Months Ended
	November 30, 2010	November 30, 2009	% Chng.

Revenue:
Rental uniforms and ancillary products	$657,847	$643,597	2.2
Other services	278,719	240,912	15.7
Total revenue	$936,566	$884,509	5.9

Costs and expenses:
Cost of rental uniforms and ancillary products	$377,471	$363,728	3.8
Cost of other services	168,447	150,934	11.6
Selling and administrative expenses	288,304	259,406	11.1
Legal settlements, net of insurance proceeds	—	4,052	N/A

Operating income	$102,344	$106,389	-3.8

Interest income	$(394)	$(314)	25.5
Interest expense	12,161	12,579	-3.3

Income before income taxes	$90,577	$94,124	-3.8
Income taxes	34,711	36,948	-6.1
Net income	$55,866	$57,176	-2.3

Per share data:
Basic earnings per share	$0.38	$0.37	2.7
Diluted earnings per share	$0.38	$0.37	2.7

Weighted average number of shares outstanding	145,511	152,866
Diluted average number of shares outstanding	145,511	152,866

	Six Months Ended
	November 30, 2010	November 30, 2009	% Chng.

Revenue:
Rental uniforms and ancillary products	$1,315,411	$1,299,235	1.2
Other services	545,059	476,843	14.3
Total revenue	$1,860,470	$1,776,078	4.8

Costs and expenses:
Cost of rental uniforms and ancillary products	$748,986	$726,657	3.1
Cost of other services	327,165	296,779	10.2
Selling and administrative expenses	581,729	523,833	11.1
Legal settlements, net of insurance proceeds	—	23,529	N/A

Operating income	$202,590	$205,280	-1.3

Interest income	$(972)	$(673)	44.4
Interest expense	24,435	24,617	-0.7

Income before income taxes	$179,127	$181,336	-1.2
Income taxes	61,984	70,176	-11.7
Net income	$117,143	$111,160	5.4

Per share data:
Basic earnings per share	$0.78	$0.72	8.3
Diluted earnings per share	$0.78	$0.72	8.3

Weighted average number of shares outstanding	148,856	152,847
Diluted average number of shares outstanding	148,856	152,847

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	November 30, 2010	November 30, 2009
Rental uniforms and ancillary products gross margin	42.6%	43.5%
Other services gross margin	39.6%	37.3%
Total gross margin	41.7%	41.8%
Net margin	6.0%	6.5%
Net margin, excluding charges	6.0%	6.7%

Depreciation and amortization	$47,954	$47,562
Capital expenditures	$39,934	$23,273

Debt to total capitalization	24.7%	24.0%

	Six Months Ended
	November 30, 2010	November 30, 2009
Rental uniforms and ancillary products gross margin	43.1%	44.1%
Other services gross margin	40.0%	37.8%
Total gross margin	42.2%	42.4%
Net margin	6.3%	6.3%
Net margin, excluding charges	6.3%	7.1%

Depreciation and amortization	$95,745	$96,467
Capital expenditures	$88,134	$48,092

Debt to total capitalization	24.7%	24.0%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of operating results, net earnings, net margin and earnings per share adjusted to exclude certain costs, expenses and gains and losses.  The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance.  A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is shown below.

Management believes earnings per diluted share excluding the legal settlement charges provides investors pertinent information given the one-time nature of these charges.

	Three Months Ended
	November 30, 2010	November 30, 2009	% Chng.

Income before income taxes	$90,577	$94,124	-3.8

Excluding:
Legal settlements, net of insurance proceeds	$—	$4,052

Income before income taxes, excluding charges	$90,577	$98,176	-7.7
Income taxes, excluding charges	34,711	38,517
Net income, excluding charges	$55,866	$59,659	-6.4

Per share data:
Earnings per diluted share, excluding charges	$0.38	$0.39	-2.6

	Six Months Ended
	November 30, 2010	November 30, 2009	% Chng.

Income before income taxes	$179,127	$181,336	-1.2

Excluding:
Legal settlements, net of insurance proceeds	$—	$23,529

Income before income taxes, excluding charges	$179,127	$204,865	-12.6
Income taxes, excluding charges	61,984	79,283
Net income, excluding charges	$117,143	$125,582	-6.7

Per share data:
Earnings per diluted share, excluding charges	$0.78	$0.82	-4.9

Computation of Free Cash Flow

	Six Months
	Ended November 30,
	2010	2009

Net Cash Provided by Operations	$109,229	$294,175

Capital Expenditures	$(88,134)	$(48,092)

Free Cash Flow	$21,095	$246,083

Note:      Management uses free cash flow to assess the financial performance of the Company.  Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended November 30, 2010
Revenue	$657,847	$108,789	$93,315	$76,615	$—	$936,566
Gross margin	$280,376	$32,542	$38,337	$39,393	$—	$390,648
Selling and administrative expenses	$202,264	$19,263	$33,230	$33,547	$—	$288,304
Interest income	$—	$—	$—	$—	$(394)	$(394)
Interest expense	$—	$—	$—	$—	$12,161	$12,161
Income (loss) before income taxes	$78,112	$13,279	$5,107	$5,846	$(11,767)	$90,577

For the three months ended November 30, 2009
Revenue	$643,597	$99,434	$81,557	$59,921	$—	$884,509
Gross margin	$279,869	$29,182	$30,560	$30,236	$—	$369,847
Selling and administrative expenses	$187,988	$18,707	$27,542	$25,169	$—	$259,406
Legal settlements, net of insurance proceeds	$—	$—	$—	$—	$4,052	$4,052
Interest income	$—	$—	$—	$—	$(314)	$(314)
Interest expense	$—	$—	$—	$—	$12,579	$12,579
Income (loss) before income taxes	$91,881	$10,475	$3,018	$5,067	$(16,317)	$94,124

For the six months ended November 30, 2010
Revenue	$1,315,411	$207,569	$186,849	$150,641	$—	$1,860,470
Gross margin	$566,425	$62,502	$76,590	$78,802	$—	$784,319
Selling and administrative expenses	$410,095	$39,376	$67,705	$64,553	$—	$581,729
Interest income	$—	$—	$—	$—	$(972)	$(972)
Interest expense	$—	$—	$—	$—	$24,435	$24,435
Income (loss) before income taxes	$156,330	$23,126	$8,885	$14,249	$(23,463)	$179,127
Assets	$2,434,313	$262,810	$360,908	$585,687	$284,577	$3,928,295

For the six months ended November 30, 2009
Revenue	$1,299,235	$188,735	$171,558	$116,550	$—	$1,776,078
Gross margin	$572,578	$56,427	$65,822	$57,815	$—	$752,642
Selling and administrative expenses	$378,244	$37,863	$57,017	$50,709	$—	$523,833
Legal settlements, net of insurance proceeds	$—	$—	$—	$—	$23,529	$23,529
Interest income	$—	$—	$—	$—	$(673)	$(673)
Interest expense	$—	$—	$—	$—	$24,617	$24,617
Income (loss) before income taxes	$194,334	$18,564	$8,805	$7,106	$(47,473)	$181,336
Assets	$2,475,877	$141,920	$311,870	$476,441	$480,240	$3,886,348

Cintas Corporation

Consolidated Balance Sheets

(In thousands except share data)

	November 30, 2010	May 31, 2010
ASSETS

Current assets:
Cash & cash equivalents	$260,953	$411,281
Marketable securities	23,624	154,806
Accounts receivable, net	402,369	366,301
Inventories, net	208,380	169,484
Uniforms and other rental items in service	364,556	332,106
Income taxes, current	13,765	15,691
Deferred tax asset	53,346	52,415
Prepaid expenses and other	27,853	22,860
Total current assets	1,354,846	1,524,944

Property and equipment, at cost, net	923,535	894,522

Goodwill	1,435,352	1,356,925
Service contracts, net	104,751	103,445
Other assets, net	109,811	89,900

	$3,928,295	$3,969,736

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$92,206	$71,747
Accrued compensation and related liabilities	53,563	66,924
Accrued liabilities	321,209	244,402
Long-term debt due within one year	1,817	609
Total current liabilities	468,795	383,682

Long-term liabilities:
Long-term debt due after one year	785,222	785,444
Deferred income taxes	145,079	150,560
Accrued liabilities	134,086	116,021
Total long-term liabilities	1,064,387	1,052,025

Shareholders’ equity:
Preferred stock, no par value:	—	—
100,000 shares authorized, none outstanding
Common stock, no par value:	135,254	132,058
425,000,000 shares authorized
FY11: 173,341,299 issued and 145,301,073 outstanding
FY10: 173,207,493 issued and 152,869,848 outstanding
Paid-in capital	87,219	84,616
Retained earnings	3,125,411	3,080,079
Treasury stock:	(1,002,064)	(798,857)
FY11: 28,040,226 shares
FY10: 20,337,645 shares
Other accumulated comprehensive income (loss):
Foreign currency translation	56,244	42,870
Unrealized loss on derivatives	(7,239)	(6,997)
Other	288	260
Total shareholders’ equity	2,395,113	2,534,029

	$3,928,295	$3,969,736

Cintas Corporation

Consolidated Condensed Statement of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended
	November 30, 2010	November 30, 2009
Cash flows from operating activities:

Net income	$117,143	$111,160

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	74,563	75,899
Amortization of deferred charges	21,182	20,568
Stock-based compensation	5,799	7,571
Deferred income taxes	(6,277)	4,777
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(27,774)	(12,843)
Inventories, net	(38,838)	34,874
Uniforms and other rental items in service	(30,639)	5,495
Prepaid expenses and other	(4,526)	(568)
Accounts payable	19,765	6,914
Accrued compensation and related liabilities	(13,458)	(1,646)
Accrued liabilities	(10,066)	25,246
Income taxes payable	2,355	16,728

Net cash provided by operating activities	109,229	294,175

Cash flows from investing activities:

Capital expenditures	(88,134)	(48,092)
Proceeds from sale or redemption of marketable securities	135,283	25,852
Purchase of marketable securities and investments	(12,472)	(53,060)
Acquisitions of businesses, net of cash acquired	(88,799)	(6,601)
Other	(2,968)	1,053

Net cash used in investing activities	(57,090)	(80,848)

Cash flows from financing activities:

Proceeds from issuance of debt	1,781	—
Repayment of debt	(794)	(321)
Repurchase of common stock	(203,207)	(959)
Other	1,699	(717)

Net cash used in financing activities	(200,521)	(1,997)

Effect of exchange rate changes on cash and cash equivalents	(1,946)	939

Net (decrease) increase in cash and cash equivalents	(150,328)	212,269

Cash and cash equivalents at beginning of period	411,281	129,745

Cash and cash equivalents at end of period	$260,953	$342,014